UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2007
Date of Earliest Event Reported: May 14, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 806-9420

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 3, 2007, the holders of a majority of the outstanding shares of common stock of ProElite, Inc., a New Jersey corporation (the “Company”), approved the amendment to the Company’s 2006 Stock Option Plan (the “Stock Option Plan”) to increase the number of shares reserved for the plan from 5,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), to 8,000,000 shares of Common Stock. The Company’s board of directors (the “Board of Directors”) approved the amendment to the Stock Option Plan on February 28, 2007, subject to shareholder approval.

ITEM 3.02 Unregistered Sales of Equity Securities.

The Company issued warrants to the following individuals for consulting services provided to the Company on the following dates:

On January 6, 2007, the Company issued a warrants for 20,000 shares of Common Stock at $2.00 per share to Kelly Perdew, the President of its wholly-owned subsidiary, ProElite.com.

On February 10, 2007, the Company issued ten-year warrants for an aggregate of 235,000 shares of Common Stock with exercise prices ranging from $2.00 to $3.25 to accredited investors.

In March 2007, the Company issued ten-year warrants for an aggregate of 155,000 shares of Common Stock with exercise prices ranging from $2.00 to $3.25 to accredited investors.

On April 27, 2007, the Company issued a ten-year warrant for 20,000 shares of Common Stock with an exercise price at $2.00 per share to an accredited investor.

The issuances of these securities above were exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering. The Company did not use any general solicitation or general advertising in connection with these sales. Each purchaser represented that he or she was acquiring the shares for investment purposes only and the Company placed appropriate restrictions on transfer on the shares issued.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Effective April 25, 2007, Gary Margolis was appointed to the Board of Directors of the Company. Gary Margolis has been a Certified Public Accountant in the state of California for over 15 years and specializes in income tax. Mr. Margolis has been the Chief Executive Officer of Gary A. Margolis Accountancy Corporation since December 1994, which currently has over 4,500 clients. Since September 2000, Mr. Margolis has been the Chief Executive Officer of Athlete’s Exclusive Inc., which provides industry talent books for clients such as ESPN. From August 1991 to December 1994, Mr. Margolis has worked as the controller for Beverly Hills Sports Council, Inc., a baseball sports agent based in Beverly Hills, California, on a full-time basis. From 1994 to 2000, Mr. Margolis served as controller for Beverly Hills Sports Council on a part-time basis.

Mr. Margolis holds a Bachelors of Science in Finance from the University of Southern California and is a Certified Public Accountant in the state of California.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, the Board of Directors increased the number of directors on the Board of Directors from five (5) to six (6), pursuant to Article III, Section 2 of the Bylaws.

On May 3, 2007, the holders of a majority of the outstanding shares of Common Stock approved the amendment to the Company’s Certificate of Incorporation to amend and restate the Company’s Certificate of Incorporation to change the name of the Company from “Pro Elite, Inc.” to “ProElite, Inc.”, to reflect the current number of the directors on the Board of Directors, and to take out all references to the Company’s previous licensing products business and real estate business. The amended and restated Certificate of Incorporation was unanimously approved by the Board of Directors of the Company at a meeting held on April 30, 2007. The revised and restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

4.1	Amended 2006 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007	PROELITE, INC. By: /s/ DOUGLAS DELUCA Douglas DeLuca, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

4.1	Stock Option Plan